As filed with the Securities and Exchange Commission on
                               January 12, 1998
                                           Registration No. 333-______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                       SED INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                        22-2715444
   (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)


             4916 NORTH ROYAL ATLANTA DRIVE, TUCKER, GEORGIA 30085
                    Address of Principal Executive Offices)


                       SED INTERNATIONAL HOLDINGS, INC.
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)

                                _______________


              LARRY G. AYERS                           COPY TO:
VICE PRESIDENT-FINANCE, CHIEF FINANCIAL       LEONARD A. SILVERSTEIN, ESQ.
    OFFICER, SECRETARY AND TREASURER          LONG ALDRIDGE & NORMAN LLP
    SED INTERNATIONAL HOLDINGS, INC.       ONE PEACHTREE CENTER, SUITE 5300
      4916 NORTH ROYAL ATLANTA DRIVE           303 PEACHTREE STREET, N.E.
          TUCKER, GEORGIA 30085                 ATLANTA, GEORGIA  30308
 (Name and Address of Agent for Service)            (404) 527-4000
            (770) 491-8962
 (Telephone Number, Including Area Code,
          of Agent for Service)

                CALCULATION OF REGISTRATION FEE


Title of Securities to   Amount to Be   Proposed Maximum Offering       Proposed Maximum                Amount of
   be Registered        Registered (1)     Price Per Share (2)      Aggregate Offering Price (2)    Registration Fee (2)
Common Stock, par
value $.01
per share . . . . . .      186,000               $10.88                    $2,023,680                   $  613.24
                             3,500                13.38                        46,830                       14.19
                           160,500                12.63                     2,027,115                      614.28
                           -------              -------                    ----------                   ---------
TOTAL   . . . . . . .      350,000                                         $4,097,625                   $1,241.71

_____
(1) The shares of common stock being registered represent (i) 164,000 shares of common stock which may be acquired pursuant to outstanding options under the SED International Holdings, Inc. 1997 Stock Option Plan (the "1997 Plan") and (ii) 186,000 shares of common stock which may be issued as restricted stock or acquired pursuant to options available for grant in the future under the 1997 Plan. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the 1997 Plan become operative.
(2) The offering price for the shares which may be issued as restricted stock or acquired pursuant to options available for grant in the future under the 1997 Plan is not presently determinable, is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the common stock on January 8, 1998 as quoted on the Nasdaq National Market.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the SED International Holdings, Inc. 1997 Stock Option Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended.

                           PROSPECTUS

                SED INTERNATIONAL HOLDINGS, INC.

                         350,000 SHARES
                          COMMON STOCK
                        _______________

    This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of SED International Holdings, Inc. (the "Company") of up to 350,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"), issuable upon the exercise of stock options granted or to be granted by the Company pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan"). The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 1997 Plan.

    The sale of the shares offered hereby may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    The shares of Common Stock are listed on the Nasdaq National Market under the trading symbol "SECX." On January 8, 1998, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $10.75 per share.

                          ______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
             COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS  PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.
                        _______________

        The Date of this Prospectus is January 12, 1998
                        _______________

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                       TABLE OF CONTENTS

                                                               Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .    3

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .    4

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . .    4

MANNER OF SALE. . . . . . . . . . . . . . . . . . . . . . . .    6

DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . .    6

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . .    6

                     AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 (the "Washington Address") and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at the Washington Address at prescribed rates. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1753 K Street, N.W., Washington, D.C. 20006, on which the Common Stock is listed.

    The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Larry G. Ayers, Vice President-Finance, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

                       GENERAL INFORMATION

    The Company is a Delaware corporation with its principal executive offices located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085. Its telephone number is (770) 491-8962.

    Up to 350,000 shares of Common Stock offered hereby will be issued to the Selling Stockholders by the Company upon the exercise of stock options or as restricted stock granted or to be granted pursuant to the 1997 Plan. Of such shares, 163,000 shares are subject to stock options outstanding as of the date of this Prospectus.

                      SELLING STOCKHOLDERS

    The following table sets forth as of the date of this Prospectus the name of each person eligible to use this Prospectus as a Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the number of shares underlying unexercisable options, the number of shares that the Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned by such Selling Stockholder after the completion of this offering. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting or the disposition of the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

                               Shares Owned Prior         Shares                               Shares Owned After
                                 to Offering            Underlying                            Completion of Offering
                                           Percent    Unexercisable    Number of Shares                   Percent of
Name and Address              Number       of Class     Options(1)     Offered Hereby(1)      Number        Class
Gerald Diamond ...............520,578 (2)    6.7%         80,000            80,000           520,578         6.7%
Ray D. Risner ................ 47,333 (3)      *          20,000            20,000            47,333           *
Larry G. Ayers ............... 72,271 (4)    1.0             -0-               -0-            72,271         1.0
Mark Diamond ................. 99,965 (5)    1.4          20,000            20,000            99,847         1.4
Jean Diamond ................. 46,000 (6)      *          20,000            20,000            46,000           *
Brian D. Paterson ............ 24,520 (7)      *          20,000            20,000            24,520           *
Harvey R. Linder .............    -0-          *           3,000             3,000                 0           *

(1) The outstanding options granted to the Selling Stockholders pursuant to the 1997 Plan are not exercisable within 60 days of the date of this Prospectus. Pursuant to rules adopted by the Commission, the Selling Stockholders are not deemed the "beneficial owners" of shares underlying options that are not exercisable within 60 days. Such underlying shares are hence not included in the column labeled "Shares Owned Prior to Offering," but are listed separately in the column labeled "Shares Underlying Unexercisable Options."
(2) The shares indicated include 516,666 shares subject to options which are exercisable within 60 days and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of his grandchildren. The shares indicated do not include 46,000 shares subject to options exercisable within 60 days by Jean Diamond, the wife of Mr. Diamond, as to which he disclaims beneficial ownership. The shares indicated also do not include 2,572 shares owned of record by SED Associates, a general partnership of which Gerald Diamond is the managing partner. As managing partner, Mr. Diamond has sole voting and investment power with respect to the Common Stock owned by SED Associates. Therefore, Mr. Diamond is deemed the indirect beneficial owner of the shares of Common Stock owned of record by SED Associates.
(3) The shares indicated include 30,000 shares of restricted stock that will vest on May 23, 1998, and 17,333 shares subject to options which are exercisable within 60 days.

(4) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 62,000 shares subject to options which are exercisable within 60 days and 19 shares held by Mr. Ayers' immediate family members.
(5) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 89,583 shares subject to options exercisable within 60 days and 191 shares held of record by Mr. Diamond as trustee of a trust for the benefit of his sister, Julie Diamond Paterson.
(6) The shares indicated include 46,000 subject to options which are exercisable in 60 days. The shares indicated do not include 516,666 shares subject to options exercisable within 60 days by Gerald Diamond, the husband of Jean Diamond, and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of their grandchildren, as to which Ms. Diamond disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates of which Mr. Diamond is deemed the indirect beneficial owner as described in footnote (2).
(7) All of the shares indicated are subject to options exercisable within 60 days.

   The positions held by the Selling Stockholders with the Company and/or its wholly-owned subsidiary SED International, Inc. ("SED International") during the past three years are as follows:

   GERALD DIAMOND. Mr. Diamond has been a director of the Company since 1980 and currently serves as Chairman of the Board and Chief Executive Officer of the Company and SED International. He was elected President and Chairman of the Board of the Company and SED International in June 1986 and served in two or more capacities as Chairman of the Board, Chief Executive Officer and President of the Company and SED International from that time up until May 1995.

   RAY D. RISNER. Mr. Risner has been a director of the Company since November 1994 and has served as President and Chief Operating Officer of the Company since May 1995. Mr. Risner served as Executive Vice President-Administration of the Company from February 1995 to May 1995. He has served as President and Chief Operating Officer of SED International since August 1995. Mr. Risner served as Vice Chairman of RJM Group, Inc., a private investment advisory firm, from 1989 to 1994.

   LARRY G. AYERS. Mr. Ayers was elected Vice President-Finance, Secretary and Treasurer of the Company in June 1986 and Chief Financial Officer in November 1989. He was elected Vice President-Finance and Treasurer of SED International in June 1986, Secretary in August 1986 and Chief Financial Officer in November 1989.

   MARK DIAMOND. Mr. Diamond has been a director of the Company since September 1996. He has been employed by the Company in various capacities since January 1987. In February 1991, Mr. Diamond was elected Vice President - Sales of SED International; in May 1993, he was elected Executive Vice President - Marketing of SED International; and in February 1994, he was elected Executive Vice President - Sales of SED International. In July 1995, Mr. Diamond was elected Executive Vice President of the Company, and in August 1995, he was elected Executive Vice President of SED International.

   JEAN DIAMOND. Ms. Diamond has been Vice President - Credit of SED International since August 1994.

   BRIAN D. PATERSON. Mr. Paterson has served as Senior Vice President - Purchasing/Marketing of the Company and SED International since August 1997.
Mr. Paterson has been employed by SED International since 1992 and has served in various capacities, most recently as Vice President - Purchasing of SED International from October 1996 to August 1997.

   HARVEY R. LINDER. Mr. Linder has served as Vice President and General Counsel since December 1, 1997. He served as Vice President, General Counsel and Secretary of Orion Management Services, Inc. from November 1996 to
July 1997 and of LaRoche Industries Inc. from 1988 to February 1996. Mr. Linder also has served as an independent arbitrator and mediator since March 1996 to the present.

                         MANNER OF SALE

   The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.

              DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed with the Commission by the Company (File Number 0-16345) are hereby incorporated by reference into this Prospectus;

   (1)  The Company's Annual Report on Form 10-K for the year ended June 30,
1997.

   (2)  The Company's Report on Form 10-Q for the quarter ended September 30,
1997.

   (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-16345) as declared effective by the Commission on October 26, 1987.

   All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                            EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Deloitte & Touche, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         LEGAL OPINION

   The legality of the shares of Common Stock offered hereby has been passed upon by Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308, counsel to the Company.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents heretofore filed by SED International Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), hereby are incorporated herein by reference as of their respective dates:

          (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1997;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

          (3) The description of the Company's common stock as contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-16345) as declared effective by the Commission on October 26, 1987.

          In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The description of indemnification of directors and officers of the Company contained in Item 15 of the Company's Registration Statement on Form S-3 (Commission File No. 333-35069) as declared by the Commission effective September 30, 1997, is hereby incorporated herein by reference.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION

 5.1           Opinion of Long Aldridge & Norman LLP.

10.1           1997 Stock Option Plan dated August 27, 1997(1).

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Long Aldridge & Norman, LLP (included in Exhibit 5.1).

24.1           Powers of Attorney (see signature pages to this Registration
               Statement).
_____

(1) Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated October 8, 1997 (File No. 0-16345).

ITEM 9.   UNDERTAKINGS

          A.   Rule 415 Offering.

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.   Subsequent Documents Incorporated by Reference.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   Indemnification of Officers, Directors and Controlling Persons.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 9th day of January, 1998.

                              SED INTERNATIONAL HOLDINGS, INC.
                              (Registrant)

                            By:/s/ GERALD DIAMOND
                               Gerald Diamond
                               Chairman of the Board and Chief Executive Officer


                       POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Diamond, Ray D. Risner and Larry G. Ayers, and any of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of January 9, 1997.

Signatures                    Title


/s/ GERALD DIAMOND      Chairman of the Board, Chief Executive Officer and
Gerald Diamond          Director (principal executive officer)

/s/ LARRY G. AYERS      Vice President-Finance and Chief Financial Officer
Larry G. Ayers          (principal financial and accounting officer)

/s/ STEWART I. AARON    Director
Stewart I. Aaron

/s/ JOEL COHEN          Director
Joel Cohen

/s/ MARK DIAMOND        Director
Mark Diamond

/s/ RAY D. RISNER       Director
Ray D. Risner

/s/ CARY ROSENTHAL      Director
Cary Rosenthal

                                                         EXHIBIT 5.1



                         January 9, 1997

Board of Directors
SED International Holdings, Inc.
4916 North Royal Atlanta Drive
Tucker, Georgia 30085

     Re:  SED International Holdings, Inc.
          1997 Stock Option Plan --
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to SED International Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission").
Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 350,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares represent (i) 164,000 shares of Common Stock which may be acquired upon the exercise of options previously granted under the Company's 1997 Stock Option Plan (the "1997 Plan") and (ii) 186,000 shares of Common Stock which may be issued as restricted stock or acquired upon the exercise of options which may be granted in the future under the 1997 Plan.

     The opinion hereinafter set forth is given to the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings and the 1997 Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the General Corporation Law of the State of Delaware that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the 1997 Plan. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the following opinion:

     (1) the Shares, when issued upon the exercise of options granted in accordance with the terms of the 1997 Plan, against payment in full of the exercise price therefor, if any, established in accordance with the 1997 Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  LONG ALDRIDGE & NORMAN LLP


                                  By: /s/ LEONARD A. SILVERSTEIN
                                       Leonard A. Silverstein, Esq.
                                       Partner

                                                     EXHIBIT 23.1

                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SED International Holdings, Inc. (formerly Southern Electronics Corporation) on Form S-8 of our report dated August 13, 1997, appearing in the Annual Report on Form 10-K of SED International Holdings, Inc. (formerly Southern Electronics Corporation) for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 12, 1998